Franklin Templeton Announces Distributions for Certain Closed-End Funds for the Months of January, February and March 2026

San Mateo, CA – (Business Wire) – January 13, 2026 – Franklin Templeton announced today that certain closed-end funds have declared their distributions for the next three months.

Month	Record Date	Ex-Dividend Date	Payable Date
January	1/23/2026	1/23/2026	1/30/2026
February	2/20/2026	2/20/2026	2/27/2026
March	3/24/2026	3/24/2026	3/31/2026
Ticker	Fund Name	Month	Amount	Change from Previous Distribution
FT	Franklin Universal Trust	January	$0.0425	-
		February	$0.0425
		March	$0.0425

This press release is not for tax reporting purposes but is being provided to announce the amount of each Fund’s distributions that have been declared by the Board of Directors. If it is estimated that the source of a monthly distribution includes anything other than net investment income, each Fund will provide notice to shareholders containing the estimated sources of the distribution. These notices can be found on each Fund’s website. In early 2027, after definitive information is available, each Fund will send shareholders a Form 1099-DIV, if applicable, specifying how the distributions paid by each Fund during the prior calendar year should be characterized for purposes of reporting the distributions on a shareholder’s tax return (e.g., ordinary income, long-term capital gain or return of capital).

For more information about the Funds, please call 1-888-777-0102 or consult the Funds’ website at www.franklintempleton.com/investments/options/closed-end-funds. Hard copies of the Funds’ complete audited financial statements are available free of charge upon request.

Data and commentary provided in this press release are for informational purposes only. Franklin Resources and its affiliates do not engage in selling shares of the Funds.

The Funds’ common shares are traded on the New York Stock Exchange. Similar to stocks, Fund share price will fluctuate with market conditions and, at the time of sale, may be worth more or less than the original investment. Shares of closed-end funds often trade at a discount to their net asset value, and can increase an investor’s risk of loss. All investments are subject to risk, including the risk of loss.

INVESTMENT PRODUCTS: NOT FDIC INSURED | NO BANK GUARANTEE | MAY LOSE VALUE

Investor Contact: Fund Investor Services 1-888-777-0102
Category: Distribution Related
Source: Franklin Resources, Inc.

Franklin Templeton Announces Distributions for Certain Closed-End Funds for the Months of April, May and June 2026

San Mateo, CA – (Business Wire) – April 13, 2026 – Franklin Templeton announced today that certain closed-end funds have declared their distributions for the next three months.

Month	Record Date	Ex-Dividend Date	Payable Date
April	4/23/2026	4/23/2026	4/30/2026
May	5/21/2026	5/21/2026	5/29/2026
June	6/23/2026	6/23/2026	6/30/2026
Ticker	Fund Name	Month	Amount	Change from Previous Distribution
FT	Franklin Universal Trust	April	$0.0425	-
		May	$0.0425	-
		June	$0.0425	-

This press release is not for tax reporting purposes but is being provided to announce the amount of each Fund’s distributions that have been declared by the Board of Directors. If it is estimated that the source of a monthly distribution includes anything other than net investment income, each Fund will provide notice to shareholders containing the estimated sources of the distribution. These notices can be found on each Fund’s website. In early 2027, after definitive information is available, each Fund will send shareholders a Form 1099-DIV, if applicable, specifying how the distributions paid by each Fund during the prior calendar year should be characterized for purposes of reporting the distributions on a shareholder’s tax return (e.g., ordinary income, long-term capital gain or return of capital).

For more information about the Funds, please call 1-888-777-0102 or consult the Funds’ website at www.franklintempleton.com/investments/options/closed-end-funds. Hard copies of the Funds’ complete audited financial statements are available free of charge upon request.

Data and commentary provided in this press release are for informational purposes only. Franklin Resources and its affiliates do not engage in selling shares of the Funds.

The Funds’ common shares are traded on the New York Stock Exchange. Similar to stocks, Fund share price will fluctuate with market conditions and, at the time of sale, may be worth more or less than the original investment. Shares of closed-end funds often trade at a discount to their net asset value, and can increase an investor’s risk of loss. All investments are subject to risk, including the risk of loss.

INVESTMENT PRODUCTS: NOT FDIC INSURED | NO BANK GUARANTEE | MAY LOSE VALUE

Investor Contact: Fund Investor Services 1-888-777-0102
Category: Distribution Related

Franklin Templeton Announces Distributions for Certain Closed-End Funds for the Months of July, August and September 2026

San Mateo, CA – (Business Wire) – July 14, 2026 – Franklin Templeton announced today that certain closed-end funds have declared their distributions for the next three months.

Month	Record Date	Ex-Dividend Date	Payable Date
July	7/24/2026	7/24/2026	7/31/2026
August	8/24/2026	8/24/2026	8/31/2026
September	9/23/2026	9/23/2026	9/30/2026
Ticker	Fund Name	Month	Amount	Change from Previous Distribution
FT	Franklin Universal Trust	July	$0.0425	-
		August	$0.0425	-
		September	$0.0425	-

This press release is not for tax reporting purposes but is being provided to announce the amount of each Fund’s distributions that have been declared by the Board of Directors. If it is estimated that the source of a monthly distribution includes anything other than net investment income, each Fund will provide notice to shareholders containing the estimated sources of the distribution. These notices can be found on each Fund’s website. In early 2027, after definitive information is available, each Fund will send shareholders a Form 1099-DIV, if applicable, specifying how the distributions paid by each Fund during the prior calendar year should be characterized for purposes of reporting the distributions on a shareholder’s tax return (e.g., ordinary income, long-term capital gain or return of capital).

For more information about the Funds, please call 1-888-777-0102 or consult the Funds’ website at www.franklintempleton.com/investments/options/closed-end-funds. Hard copies of the Funds’ complete audited financial statements are available free of charge upon request.

Data and commentary provided in this press release are for informational purposes only. Franklin Resources and its affiliates do not engage in selling shares of the Funds.

The Funds’ common shares are traded on the New York Stock Exchange. Similar to stocks, Fund share price will fluctuate with market conditions and, at the time of sale, may be worth more or less than the original investment. Shares of closed-end funds often trade at a discount to their net asset value, and can increase an investor’s risk of loss. All investments are subject to risk, including the risk of loss.

INVESTMENT PRODUCTS: NOT FDIC INSURED | NO BANK GUARANTEE | MAY LOSE VALUE
Investor Contact: Fund Investor Services 1-888-777-0102
Category: Distribution Related